EXHIBIT 10(iii)(f.2)

Resolutions Adopted by the Board of Directors

Regarding Non-Employee Director Restricted Stock Grants

September 26, 2007

RESOLVED, that, in accordance with Section VI of the Corporation's 2004 Non‑Employee Director Restricted Stock Plan (the "Plan"):

                        (a)  Each person who becomes a non-employee director for the first time after the date of this resolution shall be automatically granted an award of eight thousand (8,000) shares of restricted stock subject to the terms and conditions specified in the Plan, effective as of the date such person becomes a non-employee director; and

                        (b)  Commencing with the year 2008, each incumbent non-employee director shall be automatically granted an award of two thousand five hundred (2,500) shares of restricted stock subject to the terms and conditions specified in the Plan, effective as of the first trading day of each year.

FURTHER RESOLVED, that the foregoing resolution shall remain in effect until modified or rescinded by further action of the Board of Directors.

FURTHER RESOLVED, that the resolutions regarding grants under the Plan adopted by the Board of Directors on July 28, 2004 be, and hereby are, revoked.